     As filed with the Securities and Exchange Commission on July 27, 1999

                                         Registration Statement No. 333-46329

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                POST-EFFECTIVE

                                AMENDMENT NO. 1

                                      TO

                                   FORM S-3
                            ______________________

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ______________________

                                  KEANE, INC.
            (Exact Name of Registrant as Specified in its Charter)
                            ______________________

         MASSACHUSETTS                                04-2437166
  (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                                TEN CITY SQUARE
                         BOSTON, MASSACHUSETTS  02129
                                (617) 241-9200
                       (Address, including zip code, and
                    telephone number, including area code,
                           of registrant's principal
                              executive offices)
                            ______________________

                                 JOHN F. KEANE
                                  KEANE, INC.
                                TEN CITY SQUARE
                         BOSTON, MASSACHUSETTS  02129
                                (617) 241-9200
                    (Name, address, including zip code, and
                    telephone number, including area code,
                             of agent for service)

                                   COPY TO:

                            HAL J. LEIBOWITZ, ESQ.
                             C/O HALE AND DORR LLP
                                60 STATE STREET
                         BOSTON, MASSACHUSETTS  02109
                                (617) 526-6000

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:  Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

EXPLANATORY NOTE:

     PURSUANT TO A REGISTRATION STATEMENT ON FORM S-3, AS AMENDED (FILE NO. 333-46329) (THE "REGISTRATION STATEMENT"), KEANE, INC. (THE "COMPANY") REGISTERED AN AGGREGATE OF 189,828 SHARES OF COMMON STOCK, $.10 PAR VALUE PER SHARE (THE "COMMON STOCK"), OF THE COMPANY HELD BY CERTAIN STOCKHOLDERS OF THE COMPANY (THE "SHARES").

     THE OFFERING OF THE SHARES TERMINATED ON JULY 27, 1999. AN AGGREGATE OF 122,750 SHARES WERE SOLD IN THE OFFERING. ACCORDINGLY, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS BEING FILED FOR THE PURPOSE OF DEREGISTERING THE REMAINING 67,078 SHARES WHICH WERE NOT SOLD IN THE OFFERING.

                                   SIGNATURE

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on the 26th day of July, 1999.

                                    KEANE, INC.


                                    By: /s/ Wallace A. Cataldo
                                        --------------------------
                                         Wallace A. Cataldo
                                         Vice President, Finance